SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported)  DECEMBER 1, 2000
                                                        ----------------

                      DEAN WITTER WORLD CURRENCY FUND L.P.
                      ------------------------------------
             (Exact name of registrant as specified in its charter)



      DELAWARE                   0-23826                13-3700691
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      (State or other            (Commission           (IRS Employer
      jurisdiction of            File Number)          Identification
      incorporation)                                       Number)


                       C/O DEMETER MANAGEMENT CORPORATION
          TWO WORLD TRADE CENTER, 62ND FLOOR, NEW YORK, NEW YORK     10048
      (Address of Principal Executive Offices)                     (Zip Code)



       Registrant's telephone number, including area code:   (212) 392-5454
                                                             --------------



       ------------------------------------------------------------------
           (Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events
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        Effective December 1, 2000, Dean Witter World Currency Fund L.P. (the
"Fund") and Dean Witter Reynolds Inc. ("DWR") amended their management agreement with John W. Henry & Company, Inc. ("JWH") under which the monthly management fee paid by the Fund and DWR to JWH was reduced from a 4% to a 2% annual rate. Additionally, the quarterly incentive fee paid by the Fund to JWH was changed from 17.5% to 20% of Fund trading profits, as determined from the end of the last period in which an incentive fee was earned.

        Effective December 1, 2000, Dean Witter World Currency Fund L.P. (the "Fund") amended its management agreement with Millburn Ridgefield Corporation ("Millburn") under which the management fee paid by the Fund to Millburn was reduced from a 3% to a 2% annual rate. Additionally, the quarterly incentive fee paid by the Fund to Millburn was changed from 17.5% to 20% of Fund trading profits, as determined from the end of the last period in which an incentive fee was earned.





                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          Dean Witter World Currency Fund L.P.


                                          By:   Demeter Management Corporation,
                                                as General Partner


                                          By: /s/ Robert E. Murray
                                             -----------------------------------
                                             Robert E. Murray
                                             President



Dated:  January 3, 2001

                                  EXHIBIT INDEX

EXHIBIT                       DESCRIPTION
-------                       -----------

10.1 Amendment to Management Agreement among Dean Witter World Currency Fund L.P., Dean Witter Reynolds Inc. and John W. Henry & Company, Inc., dated November 30, 2000

10.2 Amendment to Management Agreement between Dean Witter World Currency Fund L.P. and Millburn Ridgefield Corporation, dated November 30, 2000